AGREEMENT

This Agreement, dated as of December 31, 2012, by and among Iron Eagle Group, Inc., a Delaware corporation (hereinafter referred to as “Iron Eagle”), Tru-Val Electric Group, LLC, a Delaware limited liability company and wholly owned subsidiary of Iron Eagle (hereinafter referred to as “TVG”), Tru-Val Electric Corp., a New York domestic corporation (hereinafter referred to as the “Company”), Christopher Totaro, a New Jersey resident (hereinafter referred to as the “Seller” or “Totaro”), and Thomas Heim, a New Jersey resident (hereinafter referred to as “Heim”). Iron Eagle and TVG are collectively referred to as the “Buyer”. Seller, Buyer and Heim are sometimes hereinafter referred to collectively as the “Parties”.

R   E   C   I   T   A   L   S   :

WHEREAS, on February 7, 2012, Seller and Buyer executed that certain Sale and Purchase Agreement wherein Seller agreed to sell, and Buyer agreed to purchase all of Seller’s Shares in the Company, as defined therein, on terms defined therein (hereinafter referred to as the “SPA”); and

WHEREAS, in connection with the SPA, on August 22, 2012, Seller and Buyer executed that certain Closing Agreement (hereinafter referred to as the “CA”) and that certain Preferred Equity Agreement (hereinafter referred to as the “PEA”) wherein Iron Eagle agreed to issue, and Buyer agreed to receive, common equity of Iron Eagle (hereinafter referred to as the “Seller IEG Shares”) and shares of Series A Convertible Preferred Stock of Iron Eagle, as defined therein (hereinafter referred to as the “Preferred Shares”) with the terms of the Preferred Shares defined therein; and

WHEREAS, in connection with the SPA, on August 22, 2012, Iron Eagle, the Company and Seller executed that certain Employment Agreement wherein the Company agreed to hire, and Seller agreed to work for the Company upon certain terms and conditions defined therein (hereinafter referred to as the “Totaro Employment Agreement”); and

WHEREAS, in connection with the SPA, on August 22, 2012, Iron Eagle, the Company and Heim executed that certain Employment Agreement wherein the Company agreed to hire, and Heim agreed to work for the Company upon certain terms and conditions defined therein (hereinafter referred to as the “Heim Employment Agreement”); and

WHEREAS, certain disputes have arisen by and between the Parties regarding (i) the financial condition of the Company prior to the Closing as represented by the Seller to the Buyer (hereinafter referred to as the “Disputes”) and (ii) the validity of the SPA, the PEA, the CA, the Totaro Employment Agreement, and the Heim Employment Agreement (hereinafter referred to as the “Deal Documents”); and

WHEREAS, the parties hereto have agreed, without settling the Disputes to: (i) declare the Deal Documents void ab initio; and (2) rescind all of the Deal Documents as if same had never been executed, and (iii) provide mutual releases of all of the Parties, as provided herein.

W   I   T   N   E   S   S   E   T   H   :

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Seller and the Buyer agree as follows:

1.

Deal Documents Declared Void Ab Initio.

Upon execution and delivery of this Agreement, the Deal Documents are hereby declared void ab initio, and of no force or effect whatsoever, as if same had never been executed, and no Party shall have any obligation to the other Party(ies) therein.  The shares of stock in Iron Eagle issued to the Seller are also hereby declared void.

2.

Buyer’s Transfer and Representations.

(a)

Buyer hereby sells, transfers, assigns and sets over to the Seller all rights, title and interest, if any, which Buyer has or may have in and to shares of stock, whether common, preferred, or otherwise, in and to the Company, to Seller (hereinafter referred to as the “Company Shares”).

(b)

Buyer represents that the Company Shares are free and clear of any liens or claims of any kind created by the Buyer, other than those claims or liens created by the guaranty of Company debt, by Iron Eagle, to (i) Signature Bank, (ii) Fidelity and Deposit Company of Maryland, as well as its parent Zurich Financial, and (iii) vendors of the Company listed on “Schedule A” annexed hereto and made a part hereof.  There are other no adverse claims (as such term is defined in the Uniform Commercial Code) with respect to any of the Company Shares created by the Buyer.  There are no outstanding rights of subscriptions, warrants, calls, options, Contracts or other agreements of any kind, issued or granted by Buyer with respect to the Company Shares.

(c)

Buyer has all requisite legal right, power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder.   Buyer has taken all necessary action to authorize the sale hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar Laws from time to time in effect, which affect the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Prior to execution of this Agreement, Buyer has provided Seller with a true and correct copy of the Resolution(s) of the Board of Directors of the Buyer evidencing such right, power and authority of the individual executing this Agreement on behalf of the Buyer.

(d)

Simultaneously herewith, Iron Eagle has executed and delivered to Totaro a promissory note in the amount of Eighty One Thousand Six Hundred Eighty Eight and xx/100 ($81,688.00) Dollars, evidencing payments made by Totaro by and/or on behalf of Iron Eagle (hereinafter referred to as the “Iron Eagle Note”), which such Note provides for the payment thereof, in full, within seven (7) days of the date on which any capital is raised by Iron Eagle in excess of Two Hundred Fifty Thousand ($250,000.00) Dollars.  A true and correct copy of the Iron Eagle Note is annexed hereto and made a part hereof as “Exhibit A”).

3.

Seller’s Transfer and Representations.

(a)

Seller hereby sells, transfers, assigns and sets over to the Buyer all right, title and interest, if any, which Seller has or may have in Seller IEG Shares and Preferred Shares.

(b)

Simultaneously herewith, Totaro has deposited with Thomas A. Toscano, P.C. (hereinafter referred to as the “Escrow Agent”), the sum of Forty Four Thousand and xx/100 ($44,000.00) Dollars, which shall be paid by the Escrow Agent to “Iron Eagle” (hereinafter referred to as the “Escrow Deposit”), by bank check, within three (3) business days of the earlier to occur of (i) the date on which the Signature Release, as defined in Section 8(a) of this Agreement, is obtained, and (ii) the mutual agreement of Totaro and Iron Eagle.

(c)

Seller represents that the Seller IEG Shares and Preferred Shares are free and clear of any liens or claims of any kind created by the Seller.  There are no adverse claims (as such term is defined in the Uniform Commercial Code) with respect to any of the Preferred Shares created by the Seller.  There are no outstanding rights of subscriptions, warrants, calls, options, Contracts or other agreements of any kind, issued or granted by Seller with respect to the Preferred Shares.

(d)

Seller has all requisite legal right, power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder.  Seller has taken all necessary action to authorize the sale hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar Laws from time to time in effect, which affect the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)

No consent or permit of any person, firm, entity or governmental authority is required for or with respect to Seller in connection with the execution or delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby except those which, if not obtained, will not have a material adverse effect on the transaction contemplated hereby.

(f)

The transfer of the Preferred Shares and the consummation of the transactions contemplated by this Agreement will in no way affect the continuation, validity or effectiveness of any of the contracts, or require the consent of any third party under any such contract.

4.

Buyer’s Release and Indemnification.

(a)

Iron Eagle, TVG, and the Board of Directors of each of Iron Eagle and TVG (hereinafter referred to as the “Iron Eagle Releasing Parties”), hereby release and discharge each of the Company, Seller and Heim, their heirs, executors, administrators, successors, and assigns (hereinafter referred to as the “Tru-Val Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law admiralty or equity, which against the Tru-Val Released Parties the Iron Eagle Releasing Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this  Agreement.

(b)

The Iron Eagle Releasing Parties hereby indemnify and agree to hold the Tru-Val Released Parties harmless from and against any and all claims, liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and demands whatsoever, in law admiralty or equity, arising out of or in connection with the claims of ownership of the Company by Iron Eagle.

5.

Seller’s Release and Indemnification.

(a)       Seller hereby releases and discharges the Iron Eagle Releasing Parties from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law admiralty or equity, which against the Iron Eagle Releasing Parties the Seller ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement. This also includes, without limitation, all equity, either owned or due to him, if any, in Iron Eagle.  The foregoing shall specifically exclude the obligations contained in the Iron Eagle Note.

(b)

The Company and Totaro hereby agree to jointly and severally indemnify, defend, save and hold Iron Eagle (and their respective members, managers, directors, officers, employees and agents) harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) incurred or sustained by such indemnified parties which arise out of or result from any liabilities which Iron Eagle or its officers and directors have incurred which are directly related to the operations of the Company.

6.

Heim’s Release.

Heim hereby releases and discharges the Iron Eagle Releasing Parties from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law admiralty or equity, which against the Iron Eagle Releasing Parties Heim has ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.  This also includes, without limitation, all equity, either owned or due to him, if any, in Iron Eagle.

7.

Release of Thomas A. Toscano, Esq. and Thomas A. Toscano, P.C.

(a)

Seller and Buyer each hereby release and discharge Thomas A. Toscano, Esq. and Thomas A. Toscano, P.C. from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law admiralty or equity, which against Thomas A. Toscano, Esq. and/or Thomas A. Toscano, P.C. the Seller and/or the Buyer ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

(b)

The Parties agree that in any action or proceeding commenced by (i) the Company, the Seller, Totaro and/or Heim against (ii) any combination of directors or officers of Iron Eagle, Thomas A. Toscano, P.C. shall not be counsel for any party in any such action or proceeding.

8.

Signature Bank Release; Further Assurances.

(a)

The Company shall secure the release, from Signature Bank, of Iron Eagle Group, Inc. and Tru-Val Electric Group, LLC from any and all guaranties, of payment or otherwise, executed and delivered by Iron Eagle Group, LLC and Tru-Val Electric Group, LLC to Signature Bank of Company debt and/or obligations (hereinafter referred to as the “Signature Release”).  This Agreement shall be conditional upon, and subject to, the delivery of the Signature Release described herein.

(b)

At the request of any party hereto, Buyer and the Seller shall execute and deliver to the other such further documents and take such reasonable action as may be necessary or appropriate to (i) confirm the sale, transfer, assignment, conveyance and delivery of the Company Shares, the Preferred Shares, and (ii) vest in the each other the appropriate right, title and interest therein and thereto.

9.

Mutual Non-Disparagement.

The Parties acknowledge the importance of maintaining the privacy of Iron Eagle and the Company and all individuals who have, will have or have had any relationship with such organizations as a current or former employee, independent contractor, officer or director or manager of such entities (hereinafter referred to as the “Privacy Group”).  For a period of twenty-four (24) months after Closing, the Company, Totaro, and Heim will not disparage the Privacy Group and Iron Eagle will not disparage the Company, Totaro, or Heim. This includes all written communication with internal and external parties including, but not limited to, officers and employees of Iron Eagle and the Company, its subsidiaries. Moreover, the Parties agree that the limitations and restrictions contained in this subparagraph are part of the bargained for exchange and are reflected in the consideration of the Parties under this Agreement.

10.

Miscellaneous.

(a)

If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of the Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

(b)

Any failure by any party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived by one (1) party as to the other party having such obligation, agreement or covenant.  No party hereto will be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time    (a) to have waived, or to be estopped from exercising, any of their rights or remedies under this Agreement, or (b) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement, unless such waiver, modification, amendment, change, termination, rescission, or supersession is expressed, in writing and signed by all parties hereto.  No single or partial exercise by a party hereto of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and for only the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other person, firm or entity.

(c)

All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (including courier service), mailed certified first class mail, postage prepaid, or sent by Federal Express or other comparable private overnight carrier to the last known addresses of such Party, or such other address as shall be designated by the pertinent Party.  Notice shall be deemed delivered at the time received for personal delivery, or when mailed at a United States Post Office box or branch office.

(d)

This  Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, heirs, legal representatives and assigns; provided, however, that nothing in this  Agreement shall be construed to confer any rights, remedies, obligations or liabilities on any person other than the Parties hereto or their respective successors, heirs, legal representatives and assigns.

(e)

This  Agreement, together with the other Instruments delivered in connection herewith, embodies the entire agreement and understanding of the Parties hereto and supersedes any prior agreement or understanding between the Parties with respect to the subject matter of this  Agreement.  This  Agreement cannot be amended or terminated orally, but only by a writing duly executed by the Parties.

(f)

This  Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same document.

(g)

Headings of the sections in this  Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

(h)

Each party hereto shall bear its own costs and expenses incurred in connection with the transactions contemplated hereby.

(i)

THIS  AGREEMENT SHALL BE GOVERNED AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(j)

EACH OF THE PARTIES TO THIS  AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK AND THE NEW YORK STATE SUPREME COURT, NASSAU COUNTY, FOR PURPOSES OF ALL LEGAL PROCEEDINGS WHICH ARISE OUT OF OR RELATE TO THIS  AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  SERVICE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT THE ADDRESS LISTED IN THE PREAMBLE TO THIS  AGREEMENT SHALL BE DEEMED GOOD AND SUFFICIENT SERVICE FOR ALL PURPOSES THREE (3) DAYS FROM THE DATE OF MAILING.

(k)

The Parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be liable to any Party for any act or omission on its part with respect to the Escrow Deposit unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence.  Escrow Agent joins in the execution of this Agreement solely for the purpose of acknowledging its agreement to hold the Escrow Deposit pursuant to the terms hereof.  Upon (i) the delivery of the Escrow Deposit in accordance with the terms of this Agreement, or (ii) deposit thereof to a court of competent jurisdiction in the event a dispute arises with respect to the proper payment thereof to any party, Escrow Agent shall be relieved of all liability with respect to the Escrow Deposit.  The Escrow Deposit is being held as an accommodation of the Parties hereto and for no other purpose.  Each of Iron Eagle, Totaro, and the Company, jointly and severally, shall indemnify and hold Escrow Agent free and harmless from and against any and all claims, losses, damages, liabilities and expenses, (including reasonably attorneys’ fees) which may be imposed upon or incurred by Escrow Agent in connection with its acting as such hereunder or in any litigation or dispute arising hereunder or involving the Escrow Deposit, provided that Escrow Agent shall not be entitled to any fee or other compensation in connection with its duties as Escrow Agent under this Agreement.  Notwithstanding Escrow Agent’s responsibilities hereunder, Escrow Agent shall be entitled to act as counsel for the Company, Totaro and/or Heim in connection with any and all matters arising in connection with or related to this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the date first above written.

Iron Eagle Group, Inc.

By:

Name:

Edward English

Title:

Chief Executive Officer

Tru-Val Electric Group, LLC

By:

Name:

Jason Shapiro

Title:

Chief Financial Officer

COMPANY:

Tru-Val Electric Corp.

By:

Name:

Christopher Totaro

Title:

President

INDIVIDUALS:

TOTARO:

____________________________________

Christopher Totaro, An Individual

HEIM:

____________________________________

Thomas Heim, An Individual

ESCROW AGENT:

As to Sections 3(b) and 11(k) of this Agreement only.

Thomas A. Toscano, P.C.

By:_________________________________

For the Firm

EXHIBIT A

IRON EAGLE NOTE

SCHEDULE A

VENDOR LIST

1.

Turtle and Hughes, Inc.

2.

Avon/Liberty, Inc.

3.

Cooper Electric Supply Co.

4.

Benfield Electric Supply, Inc.

5.

Artel Communications

6.

Louis Shiffman Electric

7.

Midtown Electric Supply Corp.

8.

Open Systems Integrators, Inc.

9.

Open Systems Metro Corp.

10.

Ace Wire and Cable Co., Inc.

11.

Wesco Distribution, Inc.